                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement

                [ ] Confidential, for Use of the Commission Only
                       (As permitted by Rule 14a-6(e)(2))

                         [X] Definitive Proxy Statement

                       [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or Sec. 240.14a-12

                             PROCOM TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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              (4) Proposed maximum aggregate value of transaction:

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                               (5) Total fee paid:

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               [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by exchange act rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           (1) Amount previously paid:

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                (2) Form, Schedule or Registration Statement No.:

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                                (3) Filing Party:

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                                 (4) Date Filed:

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

                            PROCOM TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 5, 2001


To The Shareholders:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PROCOM TECHNOLOGY, INC. (the "Company"), a California corporation, will be held on Monday, February 5, 2001 at 10:00 a.m., local time, at the Company's offices at 58 Discovery, Irvine, California 92618 for the following purposes:


     1. To elect directors to serve for the ensuing year or until their successors are elected.

     2. To approve an amendment to the 1995 Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000.

     3. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending July 31, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on December 15, 2000, are entitled to notice of and to vote at the Annual Meeting, and at any adjournments or postponements thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Frank Alaghband
                                          Secretary

Irvine, California
December 28, 2000

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            PROCOM TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     The enclosed proxy is solicited on behalf of the Board of Directors of PROCOM TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held Monday, February 5, 2001, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). The Annual Meeting will be held at the principal executive offices of the Company, 58 Discovery, Irvine, California 92618. The telephone number of the Company's principal executive offices is (949) 852-1000.


     These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended July 31, 2000, including financial statements, were first mailed on or about December 28, 2000 to all shareholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP


     Only shareholders of record at the close of business on December 15, 2000 are entitled to notice of and to vote at the meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $.01 par value. At the record date, 11,623,510 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment or postponement thereof.


REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     In the election of directors, a shareholder shall not be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of such shareholder's shares) unless the candidate's or candidates' names have been placed in nomination prior to the commencement of the voting, and a shareholder has given notice prior to commencement of the voting of such shareholder's intention to cumulate votes. As of the date of this Proxy Statement, the Company has not received any such notice from any shareholder. If any shareholder timely gives such a notice, each shareholder will be entitled to cast in the election of directors such number of votes as is equal to the number of shares held multiplied by the number of directors to be elected. Such votes may then be cast for a single candidate or may be distributed among two or more candidates as may be determined by the shareholder.

     The accompanying proxy card grants the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. In such event, unless otherwise instructed, the named proxies intend to vote equally "FOR" each of the six candidates for director. However, if sufficient numbers of Company shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. If voting is not conducted by cumulative voting, shareholders holding a majority of the Common Stock will be able to elect all of the directors, and the other shareholders will be unable to elect any director or directors. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an inspector of election for the meeting. The election inspector will treat shares represented by the proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

     The election inspector will treat shares referred to as "broker non-votes." as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a nominee or broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee or broker does not have the discretionary voting power with respect to that item, and has not received voting instructions from the beneficial owner. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     The cost of soliciting votes will be borne by the Company. The Company has not retained any firm to solicit votes or proxy votes. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or other means.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 15, 2000 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                                                              AMOUNT AND
                                                               NATURE OF
                                                              BENEFICIAL     PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)              OWNERSHIP        CLASS
          ---------------------------------------             -----------    -----------
Alex Razmjoo(2)(3)..........................................   1,766,316        15.2%
Frank Alaghband(2)(3).......................................   1,644,754        14.3%
Alex Aydin(2)(3)(4).........................................   1,407,545        12.2%
Nick Shahrestany(2)(3)......................................   1,519,752        13.1%
Frederick Judd(4)(5)........................................      53,692           *
Dom Genovese(2)(6)..........................................       9,000           *
David Blake(2)(6)...........................................       8,000           *
All directors and executive officers as a group (7
  persons)(3)(4)(5)(6)......................................   6,409,059        55.0%


---------------
 * Less than one percent.

(1) The address of each of the directors and officers is 58 Discovery, Irvine, California 92618.

(2) A director of the Company.

(3) Includes 7,500 shares of Common Stock which may be acquired within 60 days after December 15, 2000 through the exercise of stock options.

(4) Includes 16,435 shares currently owned by Mr. Aydin subject to an option granted to Mr. Judd by Mr. Aydin, which option is presently exercisable in full, and 6,500 and 3,500 shares owned by the children of Mr. Aydin and Mr. Judd, respectively, which ownership is attributed to Mr. Aydin or Mr. Judd, and which ownership Mr. Aydin and Mr. Judd have disclaimed.

(5) Includes 21,048 shares of Common Stock which may be acquired within 60 days after December 15, 2000 through the exercise of stock options.

(6) Includes 9,000 shares of Common Stock (8,000 in the case of Mr. Blake) which may be acquired within 60 days after December 15, 2000 through the exercise of stock options.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders which are intended to be presented by such shareholders at the Company's 2001 Annual Meeting (to be held in 2002) must be received by the Secretary of the Company at the Company's principal executive offices no later than September 30, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     A board of six (6) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below, all of whom are presently directors of the Company. If voting is conducted by cumulative voting, the proxies named on the enclosed form of proxy will have discretionary authority (unless such authority is withheld) to cumulate votes among the nominees in such proportion as they see fit. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors (the "Board") to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting, if applicable, see "Voting and Solicitation" above) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the six nominees receiving the highest number of affirmative votes cast will be elected to the Board of Directors. Votes withheld from all directors are counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under California law. See "Voting and Solicitation" above.

NOMINEES

     The names of the nominees, each of whom is currently a director of the Company, and certain information about them are set forth below:

                                    DIRECTOR
           NAME              AGE     SINCE                            POSITION
           ----              ---    --------                          --------
Alex Razmjoo...............  38       1987      Chairman of the Board, President and Chief Executive
                                                Officer
Frank Alaghband............  37       1987      Executive Vice President, Operations, Chief
                                                Operating Officer and Director
Alex Aydin.................  38       1987      Executive Vice President, Finance and
                                                Administration, Chief Financial Officer and Director
Nick Shahrestany...........  37       1987      Executive Vice President, Sales, Marketing and
                                                International Operations, Chief Information Officer
                                                and Director
Dom Genovese(1)............  58       1997      Director
David Blake(1).............  60       1997      Director

---------------
(1) Member of the Audit Committee and Member of the Compensation Committee.

     All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board and are appointed annually, subject to the terms of their employment agreements. There are no family relationships between the executive officers or directors of the Company.

     Mr. Razmjoo is one of the Company founders and has served as its Chairman of the Board, President and Chief Executive Officer since 1987. From 1984 to 1987, Mr. Razmjoo served as Director of Engineering of CMS Enhancements, Inc. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

     Mr. Alaghband is one of the Company founders and has served as its Executive Vice President, Operations and as a director since 1987. From 1984 to 1987, Mr. Alaghband served as a Systems Engineer in the Computer Systems Division of McDonnell-Douglas Corporation. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

     Mr. Aydin is one of the Company founders and has served as the Company's Executive Vice President, Finance and Administration and as a director since 1987. From December 1984 to August 1987, Mr. Aydin served as a Product Development Engineer for Toshiba America, Inc. He received dual B.S. degrees in Electrical Engineering and Biological Sciences in 1984 from the University of California, Irvine and a M.S. degree in Biomedical Engineering in 1985 from California State University, Long Beach.

     Mr. Shahrestany is one of the Company founders and has served as its Executive Vice President, Marketing and International Operations and as a director since 1987. From 1985 to 1987, Mr. Shahrestany served as Regional Sales Manager of CMS Enhancements, Inc. He received a B.S. degree in Biological Sciences with a minor in Electrical Engineering in 1984 from the University of California, Irvine.

     Mr. Genovese became a Director of the Company in August 1997. Mr. Genovese has served as Vice President Sales for Sync Research, Inc., a branch office networking solution provider, from April 1996 to October 1997. Prior to that, he served as Regional Sales Manager at Cisco Systems, Inc., a worldwide manufacturer of computer communication devices, from January 1992 to April 1996. Mr. Genovese received a B.S. degree in electrical engineering from the University of Maryland. Mr. Genovese is a member of the Audit and Compensation Committees of the Board of Directors.

     Mr. Blake became a Director of the Company in October 1997. Mr. Blake has served as the Dean of the Graduate School of Management at the University of California, Irvine since October 1997. Prior to that date, Mr. Blake served as the Dean of the Edwin L. Cox School of Business at Southern Methodist University from 1990 to 1996, serving as the President of the American Assembly of Collegiate Schools of Business in 1996. Mr. Blake received an A.B. in History from Dartmouth College, an MBA from the University of Pittsburgh, and a Ph.D. in political science and international politics from Rutgers University. Mr. Blake serves on the Audit and Compensation of the Board of Directors.

     The Board met five times during the year ended July 31, 2000. Each of the Directors attended all of the Board meetings. Where appropriate, the Board has taken action by written consent.

BOARD COMMITTEES

     The Board of Directors formed a Compensation Committee and an Audit Committee in October 1996. There is no Nominating Committee. Mr. Genovese is the Chairman of the Compensation Committee, and Mr. Blake is the Chairman of the Audit Committee.

     Audit Committee. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) reviews prior to publication the Company's annual financial statements with management and the Company's independent accountants, (ii) reviews with the Company's independent accountants the scope, procedures and timing of the annual audits,
(iii) reviews the Company's accounting and financial reporting principles and practices; (iv) reviews the adequacy and effectiveness of the Company's internal accounting controls; (v) reviews the scope of other auditing services to be performed by the independent accountants, (vi) reviews the independence and effectiveness of the Company's independent accountants, and their significant relationships with the Company, (vii) recommends the retention or appointment of the independent auditor of the Company, which is ultimately accountable to the Board through the Audit Committee, (viii) reviews the adequacy of the Company's accounting and financial personnel resources; (ix) reviews the Audit Committee Charter on an annual basis, (x) reviews, or designates the Chairman of the Committee, to review with management and the independent accountants the results of any significant matters identified as a result of the accountants' review procedures prior to filing any Form 10-Q, and (x) reviews any other matters relative to the audit of the Company's accounts and the preparation of its financial statements that the Committee deems appropriate. During the year ended July 31, 2000, the Audit Committee adopted, and the Board accepted, an Audit Committee Charter which sets forth the duties and responsibilities of the Audit Committee, a copy of which is attached as Exhibit
A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1995 Stock Option Plan (the "1995 Plan") and the Company's 1999 Employee Stock Purchase Plan.

     During the fiscal year ended July 31, 2000, there were two meetings of the Audit Committee, while the Compensation Committee met in conjunction with meetings of the Board of Directors.

DIRECTOR COMPENSATION

     Directors who are not compensated as employees of or consultants to the Company receive a $6,000 annual retainer fee, a fee of $2,000 per Board meeting attended, an annual fee of $500 for service on any committee and reimbursement of expenses incurred in attending Board meetings. In addition, Board members are granted options under the 1995 Plan to purchase 9,000 shares upon their initial election to the Board. Such options are granted at the fair market value of the stock on the date of grant, and vest over a four year period. In September 1997 and November 1997, Messrs. Genovese and Blake were each granted stock options under the 1995 Plan to purchase 9,000 shares of the Company's Common Stock with an exercise price equal to $12.625 and $17.50 per share, respectively, the market price of the Company's Common Stock on the date such options were granted. In August 1999, Messrs. Genovese and Blake were granted options to purchase an additional 9,000 shares at an exercise price of $5.94 per share. In March 1999, Mr. Blake exercised an option to purchase 1,000 shares.

     During the year ended July 31, 1998, the exercise price of the options granted to the directors in fiscal 1998 was reduced to $8.50 per share, the fair market value of the stock on the date of the repricing. In September 1998, the exercise price of those options was further reduced to $4.50 per share. See "Option Repricing." Messrs. Genovese and Blake did not participate in the decision to reprice their options.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duties as directors to the fullest extent permitted by the California Corporations Code. The Company's Bylaws provide that the Company must indemnify its directors and officers to the fullest extent permitted by the California Corporations Code. The Company also has entered into indemnification agreements with its executive officers and directors and maintains officer and director liability insurance with respect to certain liabilities.

EXECUTIVE COMPENSATION

     The following table shows the compensation earned in fiscal 2000, 1999 and 1998 by the Company's chief executive officer and the next four most highly paid executive officers at the end of fiscal 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                           -----------------------------------   -------------------------
                                                                  OTHER ANNUAL   SECURITIES    ALL OTHER
                                                                  COMPENSATION   UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)      ($)(2)
   ---------------------------      ----   ---------   --------   ------------   ----------   ------------
Alex Razmjoo......................  2000   $225,000         --      $16,151        30,000       $ 9,840
  Chairman, President and CEO       1999    225,000         --       16,515            --        10,057
                                    1998    225,000    100,000        6,325            --        10,148
Frank Alaghband...................  2000    225,000         --        5,987        30,000         9,840
  EVP -- Operations                 1999    225,000         --        6,065            --        10,057
                                    1998    225,000    100,000        5,913            --        10,148
Alex Aydin........................  2000    225,000         --        5,025        30,000        11,148
  EVP -- Finance & Administration   1999    225,000         --       17,522            --        10,057
                                    1998    225,000    100,000        5,835            --        10,148
Nick Shahrestany..................  2000    225,000         --       17,259        30,000        10,530
  EVP -- Sales and Marketing        1999    225,000         --       21,247            --        10,747
                                    1998    225,000    100,000        6,677            --        10,838
Frederick Judd....................  2000    110,000     31,462        2,579         8,374         1,623
  VP -- Finance & General Counsel   1999    110,000     32,432           --         8,720         1,839
                                    1998    105,094     30,676           --            --         1,965

---------------
(1) Reimbursement of various personal automobile and other expenses included in the executive officer's taxable income.

(2) Represents life insurance premiums paid by the Company for Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, and matching contributions made by the Company to the executive's 401(k) plan pursuant to the terms of the Company's 401(k) plan.

STOCK OPTION INFORMATION

  Option/SAR Grants in Last Fiscal Year.

     The following table sets forth certain information for the year July 31, 2000, with respect to each grant of stock options to the individuals named in the Summary Compensation Table:

                                                                                           POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                              ----------------------------------------------------------       ANNUAL RATES
                                                  % OF TOTAL                                  OF STOCK PRICE
                                                OPTIONS GRANTED                              APPRECIATION FOR
                                 NUMBER OF       TO EMPLOYEES     EXERCISE                    OPTION TERM(3)
                                UNDERLYING            IN          PRICE PER   EXPIRATION   ---------------------
            NAME              OPTIONS GRANTED   FISCAL YEAR(1)    SHARE(2)       DATE         5%          10%
            ----              ---------------   ---------------   ---------   ----------   ---------   ---------
Alex Razmjoo................      30,000             2.76%         $ 8.50      9/22/09     $160,368    $406,404
Frank Alaghband.............      30,000             2.76%         $ 8.50      9/22/09     $160,368    $406,404
Nick Shahrestany............      30,000             2.76%         $ 8.50      9/22/09     $160,368    $406,404
Alex Aydin..................      30,000             2.76%         $ 8.50      9/22/09     $160,368    $406,404
Frederick Judd..............       8,324              .77%         $16.25      4/16/10     $ 31,095    $215,578

---------------
(1) Based on an aggregate of 1,085,071 options granted in fiscal 2000, including options granted to the individuals named in the Summary Compensation Table above.

(2) Options are granted at an exercise price equal to the closing market per share price on the date of grant.

(3) In accordance with the rules of the SEC, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares acquired and the value realized on each exercise of stock options during the fiscal year ended July 31, 2000 and the fiscal year end number and value of exercisable and unexercisable options:

 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2000 AND FISCAL 2000 YEAR-END VALUES

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED        IN-THE-MONEY-OPTIONS AT
                                  SHARES                    OPTIONS AT 7/31/00(#)             7/31/00($)(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Alex Razmjoo(1)...............      --        $    --          --          30,000       $     --      $1,050,000
Frank Alaghband(1)............      --        $    --          --          30,000       $     --      $1,050,000
Nick Shahrestany(1)...........      --        $    --          --          30,000       $     --      $1,050,000
Alex Aydin(1).................      --        $    --          --          30,000       $     --      $1,050,000
Frederick Judd(1).............      --        $    --      19,280         $37,364       $771,120      $1,359,389

---------------
(1) The amounts set forth represent the difference between the estimated fair market value of $43.50 per share as of July 31, 2000 and the exercise price of the options, multiplied by the applicable number of shares underlying the options. In November 1993, Mr. Judd was granted an option to purchase 90,000 shares of common stock at $.35 per share by Mr. Aydin. This table does not include (i) gains of approximately $896,000 realized by Mr. Judd on the exercise of 22,000 such options during fiscal 2000, or (ii) the value of shares underlying Mr. Judd's fully vested option to purchase the remaining 16,435 shares at $.35 per share from Mr. Aydin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board consists of Messrs. Genovese and Blake. No member of the Compensation Committee or executive officer of the Company has a relationship that constitutes an interlocking relationship with executive officers or directors of another entity. The Compensation Committee reviewed the compensation of the executives, and while a performance bonus had been paid in past years, each of the executives declined, and the Compensation Committee concurred in the non-payment of, any bonus for the year ended July 31, 2000. The following report was completed by the Board of Directors.

                             AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended July 31, 2000, which include the consolidated balance sheets of the Company as of July 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

     The audit committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

     The audit committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The audit committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with KPMG LLP their independence from the Company.

CONCLUSION

     Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000.

                                          SUBMITTED BY THE AUDIT COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          David Blake
                                          Dom Genovese

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

     The overall policy of the Board of Directors, and the Compensation Committee, is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. Accordingly, the compensation package for each executive officer is comprised of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

     The principal components of executive officer compensation are generally as follows:

          Base Salary. With respect to Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements." Subsequent to year end, the Board of Directors directed the Compensation Committee to review the annual base salary of the four executive officers, and recommend a change, if appropriate, as the base salary has not been adjusted in more than three years. With respect to other officers and key employees who do not have employment agreements with the Company, salary is determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

          Annual Performance Bonus. Annual bonuses are payable to the Company's executive officers in accordance with the terms of their respective employment agreements. Under the terms of such agreement, payment of the bonuses is within the discretion of the Compensation Committee and the

     Board of Directors, and takes into account the Company's financial performance and attainment of various goals. While a performance bonus had been paid in some past years, each of the executives declined, and the Compensation Committee concurred in the non-payment of, any bonus for the year ended July 31, 2000. With respect to other officers and key employees who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

          Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1995 Stock Option Plan. The Board believes that each of Messrs. Razmjoo, Shahrestany, Alaghband and Aydin currently have interests closely aligned with shareholders due to the substantial portion of their individual net worth comprised of their significant ownership of shares of the Company. In September 1999, the Compensation Committee determined that it would be appropriate to grant options to the four executive officers in order to properly incentivize them and reward them for future performance. Each of the four were granted options to purchase 30,000 shares under the Company's 1995 Stock Option Plan. Awards under the 1995 Plan are designed to further align the interests of each executive officer with those of the shareholders. It is the Board's intent to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. As part of a broad-based grant of stock options made to a large group of key employees, grants of options to purchase significant shares of stock have been made to Frederick Judd, the Company's Vice President Finance, and other key employees.

  Stock Option Repricing

     On September 1, 1998, the Board of Directors offered all employees the opportunity to reprice their outstanding stock options for new options that would be exercisable at the fair market value of the Company's Common Stock as of the closing of the stock market on that date ($4.50). These new options would otherwise be identical to the old options except that the new options would be subject to a new vesting schedule with 90 days added to each existing vesting date. The stock option repricing was an acknowledgment of the importance to the Company of its employees and of the incentive to employees represented by stock options, especially in considering alternative opportunities. The Board determined that a repricing was necessary due to the competitive environment for obtaining and retaining qualified employees and the overall benefit to the shareholders from a highly motivated group of employees.

     No options to purchase the Company's stock that had been granted to any of the Company's executive officers were repriced. Because the then outstanding options granted to Mr. Judd were priced at $2.50 per share, which was lower than the price at which the options were repriced, no repricing of Mr. Judd's options was effected.

COMPENSATION OF THE CHAIRMAN AND PRESIDENT

     For fiscal 2000, Mr. Razmjoo was paid a base salary at the rate of approximately $225,000 per year pursuant to his existing employment agreement. In fiscal 2000, Mr. Razmjoo declined to accept a bonus based on the results of the Company's operations in fiscal 2000. Accordingly, the Compensation Committee did not recommend, and the Company will not pay, a performance bonus to Mr. Razmjoo or any of the Company's executive officers for fiscal 2000.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the United States Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company has taken steps to provide that these exemptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

September 1, 2000                         THE COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Dom Genovese
                                          David Blake

     THIS REPORT AND THE PERFORMANCE GRAPH BELOW WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the S&P 500 Index (the "S&P 500") and of the Hambrecht & Quist Technology Index for the various periods commencing on July 31, 1998 to July 31, 2000.

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------
                             Dec. 18,    July 31,    July 31,    July 31,    July 31,
                               1996        1997        1998        1999        2000
-------------------------------------------------------------------------------------
 Procom                        100         118          58          87         483
 H&Q Technology                100         129         139         225         374
 S&P 500 Index                 100         130         153         182         196
-------------------------------------------------------------------------------------

     The graph assumes that $100 was invested on July 31, 2000 in the Company's Common Stock and in the S&P 500 and the Hambrecht & Quist Technology Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock and the Company does not anticipate that any such dividends will be declared or paid in the foreseeable future. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has employment agreements with Messrs. Razmjoo, Alaghband, Aydin and Shahrestany. Each employment agreement has a three-year term with an automatic renewal provision which provides that the agreement will perpetually maintain a three-year term unless terminated. Pursuant to the agreements, each officer receives an annual salary of not less than $225,000, which may at the discretion of the Board be increased in light of performance, inflation or other factors. Each officer is also entitled to receive an annual bonus based on the Company's performance, awarded at the discretion of the Board based upon the attainment of mutually agreed upon performance goals. Performance goals of the Company for purposes of calculating bonus payments are not specified in the employment agreements but rather are determined on a yearly basis by mutual agreement between the Board and the officer. Based on the performance of the Company in fiscal 2000, each of the officers declined to accept, and the Compensation Committee declined to award, any bonus for the fiscal year ended July 31, 2000. In addition, each officer is entitled to receive a monthly automobile allowance of $750 and reimbursement of business expenses. The Company is required to maintain a life insurance policy of $1 million for the benefit of each officer, and each officer is entitled to participate in the other benefit programs of the Company available to its executive officers. Each officer is entitled to an annual tax preparation allowance of $1,000. If the Company terminates an officer's employment without Cause (as defined in the employment agreement) or the officer terminates his employment for Good Reason (as defined in the employment agreement), the Company is obligated to provide certain benefits to the terminated officer, including paying the officer 35 months base salary, subject to Internal Revenue Code restrictions, a pro rata bonus for the year of termination and the continuation for up to two years of all life insurance and medical benefits.

     On November 15, 1993, Mr. Judd joined the Company as Vice President, Finance and General Counsel. Pursuant to the Company's employment agreement with Mr. Judd, Mr. Judd's annual base salary is $110,000, and Mr. Judd can qualify for performance-based bonuses of up to $40,000 per year which may be adjusted in the future. The Company also reimburses automobile lease costs of Mr. Judd. If the Company terminates Mr. Judd without cause, the Company would be obligated to pay Mr. Judd six months base salary.

     The 1995 Plan provides for acceleration of the vesting of awards granted thereunder upon the occurrence of certain events. Under the 1995 Plan, in the event of a merger or consolidation in which the company is not the surviving corporation, or the approval by the shareholders of a sale of all or substantially all of the Company's assets, or a change in control of the Company, unless the Board decides prior to such an event that no acceleration of vesting of options shall occur, all outstanding options shall become immediately exercisable.

EMPLOYEE BENEFIT PLANS

     The Company maintains a stock option plan for many of its key employees, an Employee Stock Purchase Plan and in addition, a "401(k)" savings and investment plan in which all eligible employees may participate. The 401(k) Plan and the Employee Stock Purchase Plan are described below. Because shareholders are being asked to amend the 1995 Stock Option Plan (the "1995 Plan") to provide for an additional 1,000,000 shares of common stock to be made available for issuance pursuant to the exercise of stock options, the 1995 Plan is described in more detail under "Proposal Two-Amendment to 1995 Stock Option Plan."

     401(k) PLAN

     Effective August 1992, the Company adopted a tax deferred savings plan (the "401(k) Plan") that covers all full-time employees over the age of 21 with more than one year of service. An employee may contribute to the 401(k) Plan from 1% to 15% of his or her pretax compensation not to exceed in any given year the maximum amount allowable under Internal Revenue Service regulations. At the discretion of the Board, the Company may elect to match up to 100% of an employee's contributions to the 401(k) Plan. The Company is not obligated to make matching contributions, but has done so in the past on a discretionary basis. The rates of pre-tax contributions may be reduced with respect to highly compensated employees, as defined in the Code, so that the 401(k) Plan will comply with Section 401(k) of the Code. Pre-tax contributions are allocated to each employee's individual account, which is invested in selected investment alternatives according to the direction of the employee. An employee's pre-tax contributions are fully vested and nonforfeitable at all times, while employer contributions to an employee's account vest over a five-year period. An employee may also borrow from his or her account. All vested benefits are generally distributed to employees upon termination of employment. During the year ended July 31, 2000, pursuant to the terms of the 401(k) Plan, the Company made matching contributions totaling approximately $11,100 to the accounts of the five executive officers set forth in the "Summary Compensation Table" above.

     THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     In fiscal 1999, the Company established the 1999 Employee Stock Purchase Plan (the "Plan"), and reserved 250,000 shares for issuance thereunder. Shareholders approved the establishment of the Plan, and the reservation of shares at the Company's January 1999 Annual Meeting of Shareholders. Under the Plan, employees may elect to have up to 10% of their after-tax wages or salaries deducted from each check, and then use such amounts to purchase the common stock of the Company at a discounted price. The price is 85% of the lower of the closing stock price on July 31 or December 31. Employees may enter the Plan only on defined entrance dates, but may withdraw from the Plan at any time during the applicable period, and receive a full refund of any amounts withheld, without interest. If employees do not withdraw, the total amount they have had deducted from their wages or salaries is accumulated once every six months, and then a certificate representing the applicable number of shares at the applicable purchase price is forwarded to the employee. During fiscal 2000, approximately 26,000 shares of stock were issued to approximately 25 employees under the Plan. Employees are provided with a summary of the rules of the Plan, and may be provided with a full copy of the Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the Nasdaq National Market.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Insider known to the Company that no other reports were required during the fiscal year ended July 31, 2000, the Company believes that except for one Form 4 to report a grant of options that was filed late by Messrs. Blake, Genovese and Judd, and one Form 4 to report a gift of stock that was filed late by Messrs. Aydin and Shahrestany, all insiders filed all required reports on a timely basis.

                              CERTAIN TRANSACTIONS

     During the two years ended July 31, 2000, the Company utilized the services of Advanced Construction Solutions, Inc. (ACS), an Orange County based real estate developer and general contractor to (a) locate a suitable facility for the Company to utilize as its corporate headquarters for approximately 18 months, (b) act as a general contractor to complete a build-out of necessary tenant improvements for the temporary facility, (c) locate, and then negotiate the purchase of land for, and commence development and construction of, the Company's long-term corporate headquarters in Irvine, California.

     ACS is owned 50% by a brother of Frank Alaghband, an Executive Vice President and Director of the Company. During the year ended July 31, 1999, the Company executed an 18 month lease with an unrelated landlord, calling for approximately $1,050,000 in lease payments, and the Company purchased an 8 acre site from an unrelated landowner for approximately $7.3 million. ACS received approximately $357,000 directly from the Company for the tenant improvement build-out (of approximately 60,000 square feet), and $40,200 directly from the Company for services in planning and developing the Irvine facility, and approximately $142,000 in commissions paid by the temporary facility landlord and the land owner upon the completion of the transactions described. The Company has also agreed to utilize ACS in the construction of the Irvine facility. The Company has expended approximately $6.1 million for construction costs through July 31, 2000, and expects that total construction costs will approximate $8.1 million. A majority of the construction costs were paid to ACS. No value from the above transactions accrued to the personal benefit of Mr. Alaghband or any of the other executive officers. The Company engaged in a competitive bidding process prior to entering into the construction contract with ACS, and the Company believes that the amounts it paid ACS were no more than would have been paid to an unrelated third party.

                                  PROPOSAL TWO

            APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK OPTION PLAN

     The Company's Board of Directors and shareholders previously adopted and approved the 1995 Plan. A total of 540,000 shares were originally reserved for issuance under the 1995 Plan. In September 1997, the Board of Directors authorized that the Plan be further amended, subject to shareholder approval, which was received in January 1998, to increase the number of shares reserved for issuance thereunder by 450,000 shares, bringing the total number of shares reserved for issuance under the 1995 Plan to 990,000 shares. In September 1998, the Board of Directors authorized that the Plan be further amended, subject to shareholder approval, which was received in January 1999, to increase the number of shares reserved for issuance thereunder by

600,000 shares, bringing the total number of shares reserved for issuance under the 1995 Plan to 1,590,000 shares. In September 1999, the Board further authorized, subject to shareholder Approval which was received in January 2000, the reservation of an additional 1,000,000 shares to be reserved for issuance under the 1995 Plan.

     At the Annual Meeting, the shareholders are being requested to consider and approve the proposed amendment to the 1995 Plan to further increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Plan to 3,590,000 shares. The amendment to increase the number of shares issuable under the 1995 Plan will enable the Company to continue its policy of employee stock ownership as a means to attract and retain highly qualified personnel, to incentivize employees to achieve high levels of performance and to recognize key employee accomplishments. The market for qualified technical, sales and managerial employees is very competitive, and the Company believes it is crucial to have the ability to offer options to attract and retain those employees. In addition, the Company believes it is critical to have available options to offer employees of companies which the Company may in the future acquire.

     Following is a general description of the principal features of the 1995 Plan. The following summary is qualified in its entirety by reference to the full text of the 1995 Plan, which can be reviewed on the Securities and Exchange Commission's Web site at http://www.sec.gov. The 1995 Plan provides for the grant to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees, directors, and consultants of the Company of nonstatutory stock options. At July 31, 2000, there were approximately 250 persons eligible for grants under the 1995 Plan. At July 31, 2000, options to purchase an aggregate of 1,965,178 shares were outstanding under the 1995 Plan (247,748 of which were vested), and an aggregate of 230,624 additional shares remained available for additional grants. Since July 31, 2000, the Company has committed to grant options to purchase approximately 100,000 shares, leaving less than 130,000 options available for future grant.

     Shares relating to plan awards which are not exercised or which expire or are cancelled will again become available for grant purposes under the plan. As is customary in incentive plans of this nature, the number and kind of securities available under the 1995 Plan and the then outstanding awards, as well as exercise prices, are subject to adjustment, in the discretion of the plan administrator, in the event of recapitalizations, stock splits, and similar reorganizations.

     The 1995 Plan may be administered by the Board or a committee approved by the Board. Currently, the 1995 Plan is administered by the Compensation Committee of the Board, which determines the terms of options granted thereunder, including the exercise price, number of shares subject to the option and vesting schedule. Options granted under the 1995 Plan are generally not transferable other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Plan will remain outstanding until they are exercised or they expire in accordance with these terms. In the event the shareholders of the Company approve certain mergers or consolidations, or the sale of substantially all of the business assets of the Company or certain persons other than beneficial owners of greater than 5% of the then outstanding voting power become the beneficial owner of more than 50% of the voting power of the Company, unless prior to such event the Board determines that there shall be either no acceleration or limited acceleration of awards, each option outstanding under the 1995 Plan will become immediately exercisable.

     The Board generally may terminate, amend or suspend the 1995 Plan at any time. An amendment will generally only be submitted for stockholder approval if required by law or deemed advisable by the Board. Unless sooner terminated by the Board, the 1995 Plan will terminate on September 14, 2004.

     The 1995 Plan does not limit the authority of the Board or Compensation Committee to authorize other compensation under any other plan or authority. Stockholder approval of the amendment to the 1995 Plan will not, however, constitute advance approval of any such other compensation.

AWARDS

     Options granted under the 1995 Plan may be options intended to qualify as incentive stock options (the "Incentive Stock Options") under Section 422 of the Code, or options not intended to so qualify (the "Non-Qualified Stock Options").

     Upon the grant of an option under the 1995 Plan, the person receiving the grant (the "Option Holder") must enter into a written option agreement with the Company that contains terms, provisions and conditions that are consistent with the 1995 Plan and have been determined from time to time by the Committee. Options granted under the 1995 Plan may not expire later than 10 years after the date of grant, except that an Incentive Stock Option granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (a "10% Shareholder"), may not expire later than five years from the date the option is granted and the exercise price of any Non-Qualified Stock Option may not be less than 85% of the fair market value of the Common Stock of the Company at the date the Non-Qualified Stock Option is granted. The exercise price for any Incentive Stock Option may not be less than 100% of the fair market value of Common Stock of the Company at the date the Incentive Stock Option is granted. The exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the fair market value of the Common Stock of the Company on the date such option is granted.

AWARDS TO NON-EMPLOYEE DIRECTORS

     Non-qualified Stock Options to purchase 9,000 shares of Common Stock are automatically granted to Non-employee Directors upon their election to the Board. Such options will vest over a four-year period. The Board may elect to grant additional options to Non-employee Directors after their initial year of service.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 1995 PLAN

     The federal income tax consequences of awards granted under the 1995 Plan under current federal law, which is subject to change, are summarized in the following discussion, which deals with the general tax principles applicable to the plan. State, local and/or international tax consequences of the plan are beyond the scope of this summary.

     With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes as taxable income, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to Incentive Stock Options, the Company is generally not entitled to a deduction nor does the participant generally recognize income at the time of exercise.

     If the vesting of an option is accelerated under the 1995 Plan in connection with a change in control (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct the aggregate non-performance-based compensation in excess of $1 million in certain circumstances.

SPECIFIC BENEFITS

     In fiscal 2000, the Company granted options to purchase its stock to its five executive officers. Such grants were made conditioned upon the approval by shareholders of an amendment to the 1995 Stock Option Plan to increase by 1,000,000 the number of shares reserved for issuance under such plan. Shareholders approved that amendment at the Company's Annual Meeting in January 2000. The Company may, but does not currently intend to, utilize the increase contemplated by the additional reservation, or the approval by shareholders to grant additional options to its executive officers and/or directors.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

     The approval of the amendment to the 1995 Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

     Shareholders should note that because outside Directors (subject to re-election and shareholder approval) may receive stock options under this proposal, all current outside Directors of the Company may have a personal interest in the proposal and its approval by shareholders. However, the members of the Board believe that the Amendment is in the best interests of the Company and its shareholders.

     THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1995 PLAN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL THREE

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On June 1, 1999, Arthur Andersen LLP ("Former Auditors") resigned as Independent Auditors for Procom Technology, Inc. (the "Company").

     The Former Auditors reported on the Company's financial statements for the preceding three years in the period ended July 31, 1998. The respective reports of the Former Auditors on the financial statements for such periods contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the preceding three years in the period ended July 31, 1998, and through the date of this report, there were no disagreements with the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of the Former Auditors would have caused them to make reference thereto in their report on the financial statements for such periods.

     The Company provided the Former Auditors with a copy of the foregoing disclosures and the Former Auditors have addressed a letter to the Securities and Exchange Commission stating that they agree with such disclosures. That letter is filed with the Company's Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 1999.

     On July 13, 1999, the Company engaged KPMG LLP as its new independent accountants to act as the principal accountant to audit the Company's consolidated financial statements. The Company's Audit Committee of the Board of Directors participated in and approved the engagement of KPMG LLP.

     During the two most recent fiscal years and through July 13, 1999, the Company has not consulted with KPMG LLP regarding:

          (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and in no case was a written report provided to the Company nor was oral advice provided that was an important factor in reaching a decision by the Company as to an accounting, auditing or financial reporting issue; or

          (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

     For the 2000 fiscal year, KPMG LLP provided audit services which included an audit of the Company's annual financial statements, and assistance and consultation in connection with the Company's filings with the Commission. Audit services were provided with the approval of the Board of Directors which considered, among other factors, the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. Upon the recommendation of the

Audit Committee, the Board has selected KPMG LLP to provide audit services to the Company for the fiscal year July 31, 2000. The shareholders are being requested to ratify such selection at the Annual Meeting. There are no affiliations between the Company and KPMG LLP, its partners, associates or employees, other than as pertain to the engagement of KPMG LLP as independent auditors for the Company in the previous year. A representative of KPMG LLP will, if any shareholder requests in advance of the Annual Meeting, be present at the Meeting and he or she will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED JULY 31, 2001.

                                 ANNUAL REPORT

     The Company's 2000 Annual Report, containing audited balance sheets for the fiscal years ended July 31, 2000 and July 31, 1999 and audited statements of operations and cash flows for the fiscal years ending July 31, 2000, July 31, 1999, and July 31, 1998, has previously been provided or accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended July 31, 2000, which the Company has filed with the Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors, the proposal to amend the 1995 Plan and ratification of KPMG LLP as the Company's independent auditors. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                          By Order of the Board of Directors

                                                   /s/ ALEX RAZMJOO
                                          --------------------------------------
                                                       Alex Razmjoo
                                             Chairman of the Board and Chief
                                                    Executive Officer

Irvine, California
December 28, 2000

                            PROCOM TECHNOLOGY, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     1. Formation. The Board of Directors (the "Board") of Procom Technology, Inc. (the "Corporation") has established the Audit Committee (the "Committee") pursuant to California General Corporation Law, (i.e. Section 311) and Article III, Section One, Sixth Paragraph of the Corporation's Bylaws.

     2. Statement of Purpose. The Committee will assist the Board in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Corporation's process for monitoring compliance with laws and regulations. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Corporation's business, operations, and risks.

     The audit committee is not responsible, in the ordinary course, for planning or conducting audits or determining that the Corporation's financial statements are accurate and are in accordance with generally accepted accounting principles. This duty is the responsibility of management and the external auditors. Nor is it the duty of the audit committee to independently verify information presented to it, unless special circumstances require such verification.

     3. Composition and Qualifications. The Committee shall be comprised of not less than three members of the Corporation's Board. However, if there are less than three independent members of the Corporation's Board, such Committee may be comprised of each independent member of the Corporation's Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. One of the members of the Committee shall be designated by the Board as the chairperson (the "Chairperson") of the Committee. The Board shall appoint the members of the Committee to serve until their successors have been duly designated. Members of the Committee may be removed by the Board for any reason and at any time. Vacancies on the Committee shall be filled by the Board. The members of the Committee shall meet the standards of independence and other qualifications as required by the National Association of Securities Dealers, Inc.

     4. Oversight. The Committee shall have responsibilities in the following areas:

          (a) Internal Controls

        - Review with management and the external auditors the internal accounting controls and procedures, including computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

        - Review and instruct the external auditors to keep the audit committee informed about the adequacy of the internal controls to expose any payments, transactions or procedures that might be illegal or otherwise improper fraud; about illegal acts, deficiencies in internal control, and certain other matters; and

        - Inquire about internal control recommendations made by internal and external auditors and whether they have been implemented by management;

          (b) Financial Reporting

        - Review significant accounting and reporting issues and judgments and their impact on the financial statements, as presented by management for the auditors; and

        - Review periodically with the internal and external auditors significant risks and exposures and the plans to monitor, control and minimize such risks and exposures.

        - Review significant findings and recommendations made by the internal and external auditors and discuss them on a timely basis;

        - Instruct the external auditors to communicate certain required matters to the committee.

        - Review the annual audited financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting and auditing principles;

        - Meet with management and the external auditors to review the annual financial statements and the results of the audit;

        - Request and review an analysis by internal and external auditors about significant financial reporting issues, including any complex and/or unusual transactions, significant valuation issues, reserve adequacy and judgments made in the preparation of the financial statements;

        - Consider management's handling of proposed audit adjustments identified by the external auditors;

        - Review with management and require the external auditors to review the financial information included in the Corporation's interim financial statements prior to filing SEC reports;

          (c) Compliance with Laws and Regulations

        - Periodically obtain reports from management, auditors, general counsel, and tax director regarding regulatory compliance by the Corporation; transactions with affiliates; and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements;

        - Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities; and

        - Review the findings of any examinations by regulatory agencies.

          (d) Compliance with Code of Conduct

        - Review Corporation policies and procedures for distribution of and monitoring compliance with the Corporation's code of conduct; and

        - Evaluate whether management is setting the appropriate tone "at the top" as to ethical conduct and acceptable business practices.

          (e) Internal Audit

        - Review the activities, organizational structure and qualifications of the internal audit function;

        - Participate in decisions regarding appointment, replacement, reassignment, or dismissal of the director of internal audit; and

        - Review the effectiveness of the internal audit function, including the scope of the internal auditors' responsibilities, their access, staffing, follow-up experience and budget.

          (f) External Audit

        - Articulate the external auditors' ultimate accountability to the board and the audit committee;

        - Review the external auditors' proposed audit scope and approach;

        - Review and evaluate the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors;

        - Review and discuss the independence of the external auditors, the nonaudit services provided and the auditors' disclosures concerning and assertion of their independence in accordance with professional standards and as required by applicable standards;

        - Review with the external auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Corporation's response to that letter, including:

        - Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

        - Any changes required in the planned scope of the internal audit; and

        - The internal audit department responsibilities, budget and staffing;

        - Discuss the matters identified in Accounting Standards No. 61 and other applicable standards relating to the conduct of the audit.

        - Obtain from the external auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated; and

        - Review annual engagement proposal for retention of the external auditors and level of fees to be paid to external auditors.

          (g) Reporting Responsibilities

        - Regularly update the board of directors about committee activities and make appropriate recommendations; and

        - Prepare for inclusion in the proxy statement the disclosures about the audit committee and its functioning required under applicable SEC rules.

          (h) Other Responsibilities

        - Meet with the external auditors, director of internal audit and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

        - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

        - Perform other oversight functions as requested by the full board; and

        - Annually review and (if appropriate) update the charter, subject to board approval of changes.

     5. Meetings

     (a) Frequency

     The Committee shall hold regular meetings on such days as it shall determine at least two times per year. Special meetings of the Committee will be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes shall be regularly kept of Committee proceedings.

     (b) Agenda

     Prior to each regularly scheduled meeting, the Committee members will receive notice of and an agenda for the meeting. Other topics for discussion may be introduced at the meeting or by notice to the Chairperson at the request of any Committee member.

     (c) Attendance

     The Committee may regularly or from time-to-time ask corporate officers and other employees of the Corporation to attend the meetings.

     (d) Procedures

     The Committee may adopt rules for its meetings and activities. In the absence of any such rules, the committee actions shall be governed by the Corporation's Bylaws and applicable law, as applicable to Bard meetings and activities. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

     6. Outside Assistance

     The Committee shall have the authority to request and receive access to any internal or external information it requires to fulfill its duties and responsibilities. The Committee is authorized to engage such outside professional or other services as in its discretion may be required to fulfill its responsibilities.

                            PROCOM TECHNOLOGY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 5, 2001



    The undersigned shareholder of Procom Technology, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 15, 2000, and hereby appoints Alex Razmjoo, Alex Aydin, Nick Shahrestany and Frank Alaghband, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Procom Technology, Inc., to be held on February 5, 2001 at 10:00 a.m., local time, at the Company's principal executive offices at 58 Discovery, Irvine, California 92618, and at any adjournment thereof, and to vote all the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1. ELECTION OF DIRECTORS:

        [ ] FOR all nominees listed below (except as indicated)     [ ] WITHHOLD AUTHORITY to vote for all nominees listed
                                                                        below

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE FOLLOWING LIST:

      Alex Razmjoo                      Frank Alaghband                      Alex Aydin
    Nick Shahrestany                     Dom Genovese                        David Blake

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 3,590,000 SHARES

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2001

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

    And in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment or postponement thereof.

                          (Continued on reverse side)

                          (Continued from other side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 3,590,000 SHARES, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                      Dated: ____________, 200__

                                                      __________________________
                                                              SIGNATURE

                                                      __________________________
                                                              SIGNATURE


                                                      (This Proxy should be
                                                      marked, dated and signed
                                                      by the shareholder(s)
                                                      exactly as his or her name
                                                      appears hereon, and
                                                      returned promptly in the
                                                      enclosed envelope. Persons
                                                      signing in a fiduciary
                                                      capacity should so
                                                      indicate. If shares are
                                                      held by joint tenants or
                                                      as community property,
                                                      both should sign.)